As filed with the Securities and Exchange Commission on December 12, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Kennedy-Wilson Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	26-0508760	151 S. El Camino Drive Beverly Hills, CA 90212 (310) 887-6400
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Justin Enbody

Chief Financial Officer

Kennedy-Wilson Holdings, Inc.

Kennedy-Wilson, Inc.

151 S El Camino Drive

Beverly Hills, CA 90212

(310) 887-6400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all correspondence to:

Julian T.H. Kleindorfer

Latham & Watkins LLP

355 South Grand Avenue Suite 100

Los Angeles, California 90071

(213) 485-1234

Fax: (213) 891-8763

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Stock, $0.0001 par value per share	13,717,410	$22.28	$305,623,894.80	$39,670.00

(1)

Pursuant to Rule 416 under the Securities Act, includes an undetermined number of additional shares of common stock as may from time to time be issued by reason of stock splits, stock dividends and other similar transactions.

(2)

This Registration Statement registers 13,717,410 shares of common stock, $0.0001 par value per share, or the Common Stock, of Kennedy-Wilson Holdings, Inc., or the Company, issuable upon conversion of the Company’s 5.75% Series A Cumulative Perpetual Convertible Preferred stock, or Series A Preferred Stock. The Series A Preferred Stock was issued by the Company to certain selling stockholders identified herein in a private placement.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act, based upon the average of the high and low selling prices of the common stock on December 5, 2019, as reported on the NYSE.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling stockholders are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 12, 2019

PROSPECTUS

KENNEDY-WILSON HOLDINGS, INC.

Common Stock

This prospectus relates to the resale of up to 13,717,410 shares of our common stock, par value $0.0001 per share, by the selling stockholders named in this prospectus and any other selling stockholder that may be identified in any applicable prospectus supplement in connection with resales, from time to time in one or more offerings. The 13,717,410 shares of common stock represent the underlying shares of our common stock issuable upon conversion of 300,000 shares of our 5.75% Series A cumulative perpetual convertible preferred stock (the “Series A Preferred Stock”) issued in a private placement to certain purchasers. We are registering the resale of these securities as required by the Registration Rights Agreement (as defined below).

The selling stockholders may sell shares of our common stock from time to time in a number of different ways and at varying prices. For more information on possible methods of sale by the selling stockholders, you should refer to the section of this prospectus entitled “Plan of Distribution.” We will not receive any proceeds from the sale of any shares of common stock covered by this prospectus. We will bear all costs, expenses and fees in connection with the registration, under the Securities Act of 1933, as amended, or the Securities Act, of the offer and sale of shares of common stock. The selling stockholders will bear all commissions and discounts, if any, attributable to the sale of shares of common stock.

Our shares of common stock are listed on the New York Stock Exchange under the symbol “KW.” The last reported sale price of our common stock on December 11, 2019 was $22.50 per share.

Investing in our common stock involves risks. See “Risk Factors” on page 3.

Neither the Securities and Exchange Commission, any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             ,         .

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, any securities other than the registered securities to which they relate, nor does this prospectus and any accompanying supplement to this prospectus constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction to or from any person whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. The information contained in this prospectus is current only as of its date.

Neither this prospectus nor any accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the selling stockholders or any agent, to subscribe for and purchase any of the securities and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

As used in this prospectus, “our,” “we,” “us,” the “Company” and “KW” refer to Kennedy-Wilson Holdings, Inc., and its subsidiaries collectively, unless the context otherwise requires.

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ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission, or “SEC.” Under this shelf registration process, the selling stockholders may, from time to time, sell the shares of common stock described in this prospectus in one or more offerings.

Each time the selling stockholders offer shares of common stock, we will, if required, provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find Additional Information” on page 8 of this prospectus.

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find Additional Information.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements made by us in this prospectus and in other reports and statements released by us that are not historical facts constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements are necessarily estimates reflecting the judgment of our senior management based on our current estimates, expectations, forecasts and projections and include comments that express our current opinions about trends and factors that may impact future results. Disclosures that use words such as “believe,” “may,” “anticipate,” “estimate,” “intend,” “could,” “plan,” “expect,” “project” or the negative of these, as well as similar expressions, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees of future performance, rely on a number of assumptions concerning future events, many of which are outside of our control, and involve known and unknown risks and uncertainties that could cause our actual results, performance or achievement, or industry results, to differ materially from any future results, performance or achievements, expressed or implied by such forward-looking statements. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we do not guarantee that the transactions and events described will happen as described (or that they will happen at all). In evaluating these statements, you should specifically consider the risks described and referred to under the heading “Risk Factors” on page 3 of this prospectus, and in our reports filed from time to time with the SEC and incorporates by reference herein, including, but not limited to, the following factors:

•	disruptions in general economic and business conditions, particularly in geographies where our business may be concentrated;

•

volatility and disruption of the capital and credit markets, higher interest rates, higher loan costs, less desirable loan terms and a reduction in the availability of mortgage loans, all of which could increase costs and could limit our ability to acquire additional real estate assets;

•	high levels of unemployment and general slowdowns in commercial activity;

•	our leverage and ability to refinance existing indebtedness or incur additional indebtedness;

•	an increase in our debt service obligations;

•	our ability to generate a sufficient amount of cash to satisfy working capital requirements and to service our existing and future indebtedness and maintain our dividend payments;

•	our ability to achieve improvements in operating efficiency;

•	decreasing rental rates or increasing tenant incentive and vacancy rates or an increase in operating costs to maintain our investments;

•	adverse changes to rent control laws and regulations;

•

risks associated with our development projects, including, among other things, material delays in completing such projects, inability to secure third-party financing on favorable terms or at all and increase in construction costs;

•	foreign currency fluctuations;

•	performance of our foreign currency hedges and similar instruments;

•	adverse changes in the securities markets;

•	our ability to retain our senior management and attract and retain qualified and experienced employees;

•	changes in tax laws in the United States, Ireland, United Kingdom, Spain, Italy or Japan that reduce or eliminate deductions or other tax benefits we receive;

•	our ability to repatriate funds in a tax-efficient manner;

•	future acquisitions and dispositions may not be available at favorable prices or upon advantageous terms and conditions;

•	costs relating to the acquisition of assets we may acquire could be higher than anticipated;

•	our ability to retain major clients and renew related contracts; and

•	trends in use of large, full-service commercial real estate providers.

Any such forward-looking statements, whether made in this prospectus or elsewhere, should be considered in the context of the various disclosures made by us about our businesses including, without limitation, the factors discussed above. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not intend or have an obligation to update publicly any forward-looking statements, whether as a result of new information, future events, changes in assumptions, or otherwise.

OUR COMPANY

We are a global real estate investment company. We own, operate, and invest in real estate both on our own and through our investment management platform. We focus primarily on multifamily and office properties located in the Western United States, United Kingdom, and Ireland. To complement our investment business, we also provide real estate services primarily to financial services clients. Our value is primarily derived from our ownership in income producing real estate assets as well as management’s track record of producing attractive returns on its investments.

Corporate Information

Our principal executive offices are located at 151 S. El Camino Drive, Beverly Hills, CA 90212, and our telephone number is (310) 887-6400. Our website is http://www.kennedywilson.com. The information contained in, or that can be accessed through, our website is not part of this prospectus.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should consider carefully all of the material risks discussed in the documents incorporated by reference in this prospectus, including the risk factors set forth in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC, together with the other information contained in this prospectus and any applicable prospectus supplement before making a decision to invest in our common stock. If any of the risks occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities, including our common stock, could decline, and you could lose all or part of your investment. This prospectus also contains or incorporates by reference forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated by the forward-looking statements as a result of specific factors, including the risks discussed in the documents incorporated by reference in this prospectus. For more information, see the sections entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our common stock registered hereby. The selling stockholders will receive all of the net proceeds from the sale of such shares of common stock. See “Selling Stockholders.”

SELLING STOCKHOLDERS

We are registering the resale of up to 13,717,410 shares of our common stock covered by this prospectus to allow the selling stockholders or their transferees, donees, pledges, assignees or other successors-in-interest to sell or otherwise dispose of, from time to time, such shares of common stock issuable upon conversion of all of the outstanding 300,000 shares of our 5.75% Series A Cumulative Perpetual Preferred Stock, par value $0.0001 per share, or the “Series A Preferred Stock.” The Series A Preferred Stock was issued in a private placement on November 7, 2019 pursuant to a purchase agreement (the “Purchase Agreement”) between us and the purchasers of the Series A Preferred Stock. We are registering the resale of the shares of common stock covered by this prospectus to discharge our obligations under a Registration Rights Agreement, dated November 7, 2019, that we entered into with the purchasers of the Series A Preferred Stock (the “Registration Rights Agreement”).

As of the date of this prospectus, the shares of Series A Preferred Stock are convertible into shares of our common stock at the rate of 40.0000 shares of our common stock per share of Series A Preferred Stock, which we refer to as the initial conversion rate. Following certain change of control and corporate events that occur prior to October 15, 2024 or in connection with a redemption of all of the Series A Preferred Stock prior to October 15, 2024, the conversion rate applicable to any conversion of the Series A Preferred Stock in connection with such events or redemption will, in certain circumstances, be increased as provided for in the Certificate of Designations for the Series A Preferred Stock; provided, however, that in no event will such increase result in the conversion rate exceeding 45.7247 shares of our common stock per share of Series A Preferred Stock, which we refer to as the initial maximum conversion rate. The conversion rate (including the initial maximum conversion rate) will be subject to adjustment upon the occurrence of certain events.

We and affiliates of Eldridge (as defined below) have entered into various joint venture arrangements for the acquisition and/or the development of real estate properties in arm’s length transactions in the ordinary course of business. As of the date of this prospectus, we and affiliates of Eldridge have contributed approximately $65 million and $113 million, respectively, to these joint ventures. We may enter into future transactions with affiliates of Eldridge, as equity partners or in other capacities, in the ordinary course of business.

The following table sets forth certain information as of December 11, 2019 with respect to the beneficial ownership of our common stock by the selling stockholders based on information provided to us by the selling stockholders. The selling stockholders may have sold or transferred some or all of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act after the date as of which such information was provided to us.

Beneficial ownership is determined in accordance with the rules of the SEC and includes the power to vote or direct the voting of securities, or to dispose or direct the disposition thereof or the right to acquire such powers within 60 days.

Because the selling stockholders may resell all or part of their shares of our common stock, no estimates can be given as to the number of shares of common stock that will be held by the selling stockholders upon completion of any offering made hereby. For purposes of the table below, however, we have assumed that the selling stockholders dispose of all of their shares of common stock covered by this prospectus and do not acquire beneficial ownership of any additional shares of common stock. The registration of the resale of these shares does not necessarily mean that the selling stockholders will sell all or any portion of the shares covered by this prospectus. However, we are not aware of any current intention of the selling stockholders to sell the shares of common stock covered by this prospectus.

No offer or sale under this prospectus may be made by a stockholder unless that stockholder is listed in the table below, in a supplement to this prospectus or in an amendment to the related registration statement that has become effective. We may supplement or amend this prospectus to include additional selling stockholders upon provision of all required information to us and subject to the terms of the Registration Rights Agreement.

Name of Selling Stockholders	Common Stock Beneficially Owned Prior to this Offering(1)	Number of Shares of Common Stock Being Offered for Sale in this Offering(2)	Common Stock Beneficially Owned After this Offering
			Number	Percentage
Quinton Heights, LLC (3)	3,200,000	3,200,000	0	0%
Security Benefit Life Insurance Company (3)	8,800,000	8,800,000	0	0%

(1)

Consists solely of shares of common stock issuable, at the initial conversion rate, upon conversion of 80,000 shares of Series A Preferred Stock and 220,000 shares of Series A Preferred Stock, respectively, beneficially owned by Quinton Heights, LLC, a Kansas limited liability company (“Quinton Heights”), and Security Benefit Life Insurance Company, a Kansas corporation (“Security Benefit Life”).

(2)

In addition to the shares listed in this column, 457,976 and 1,259,434 shares of common stock are being offered for sale in this offering by Quinton Heights and Security Benefit Life, respectively. These additional shares of common stock represent the difference between the number of shares of common stock issuable, at the initial maximum conversion rate, upon conversion of the shares of Series A Preferred Stock beneficially owned by the applicable selling stockholder and the corresponding number of shares of common stock listed for such selling stockholder in this column, which is based on the initial conversion rate.

(3)

Security Benefit Life and Quinton Heights are indirectly controlled by Eldridge Industries, LLC (“Eldridge”). Mr. Todd L. Boehly (“Mr. Boehly”) is the indirect controlling member of Eldridge, and, in such capacity, may be deemed to have voting and dispositive power with respect to the shares of common stock covered by this prospectus that are beneficially owned by Security Benefit Life and Quinton Heights. Under the Purchase Agreement, we agreed to nominate a single designee of Security Benefit Life and Quinton Heights for election as a member of our Board of Directors, subject to certain conditions.

DESCRIPTION OF COMMON STOCK

This section describes the general terms and provisions of the shares of our common stock, par value $0.0001. This description is only a summary. Our amended and restated certificate of incorporation and our amended and restated bylaws have been filed as exhibits to our periodic reports filed with the SEC, which are incorporated by reference in this prospectus. You should read our amended restated certificate of incorporation and our amended and restated bylaws for additional information before you buy any of our common stock. See “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

Our amended and restated certificate of incorporation authorizes the issuance of 200,000,000 shares of common stock, par value $0.0001. As of October 30, 2019, 142,449,132 shares of common stock were issued and outstanding. Holders of common stock have voting rights for the election of our directors and all other matters requiring stockholder action, except with respect to amendments to our amended and restated certificate of incorporation that alter or change the powers, preferences, rights or other terms of any outstanding preferred stock if the holders of such affected series of preferred stock are entitled to vote on such an amendment. Holders of common stock are entitled to one vote per share on matters to be voted on by stockholders and also are entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor. The payment of dividends, if ever, on the common stock will be subject to (i) the prior payment of dividends on any outstanding shares of preferred stock, and (ii) compliance with any applicable limitation in our debt agreements, including debt securities issued pursuant to this prospectus and any prospectus supplement. Our common stock has no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock.

Certain provisions of the Series A Preferred Stock qualify the rights of holders of our common stock. Subject to certain limited restrictions, holders of the Series A Preferred Stock have the right to vote, on an as-converted basis, together with holders of the outstanding shares of our common stock as a single class, on any and all matters requiring the vote of our common stockholders under applicable law and on all other matters put before holders of our common stock for a vote. In addition, if full dividends on all outstanding shares of Series A Preferred Stock (and all other securities ranking on parity with the Series A Preferred Stock) for all prior completed dividend periods have not been paid (or declared and a sum sufficient for the payment thereof set aside), then, subject to certain exceptions, we may not (i) declare or pay, or set aside for payment, any dividend or other distribution on our common stock; or (ii) purchase or otherwise acquire for consideration any shares of our common stock. In the event that we voluntarily or involuntarily liquidate, dissolve or wind up, the holders of the Series A Preferred Stock will be entitled to receive liquidating distributions in an amount equal to $1,000 per share of Series A Preferred Stock, plus all accrued and unpaid dividends to, and including, the date of such liquidation, out of assets legally available for distribution to our stockholders, before any distribution of assets can be made to the holders of our common stock or our other securities that rank junior to the Series A Preferred Stock.

Our board of directors is divided into three classes, each of which generally serve for a term of three years with only one class of directors being elected in each year. In the case of an election of directors, where a quorum is present, a majority of the votes cast will be required to elect each director in an uncontested election, but a plurality of the votes cast will be sufficient to elect a director in a contested election. There is no cumulative voting with respect to the election of directors.

Transfer Agent

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company. Its telephone number is (212)  509-4000.

PLAN OF DISTRIBUTION

We are registering the common stock covered by this prospectus to permit selling stockholders to conduct public secondary trading of such shares from time to time after the date of this prospectus. We will not receive any proceeds from the sale of shares of our common stock registered hereby. The selling stockholders will receive all of the net proceeds from the sale of such shares of common stock. We will pay substantially all of the expenses incident to any offering of the shares of common stock by the selling stockholders to the public other than commissions and discounts of underwriters, brokers, dealers or agents.

The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly to purchasers or through one or more underwriters, broker-dealers or agents, at market prices prevailing at the time of sale, at prices related to such market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods including the following:

•	on any national securities exchange or over-the-counter market on which the shares of common stock may be listed or quoted at the time of sale;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which a broker-dealer may attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and a subsequent resale by the broker-dealer for its account;

•	through the writing of options, which may be listed on an options exchange or otherwise, or the issuance of other derivatives;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	publicly or privately negotiated transactions;

•	in transactions otherwise than on such exchanges or in the over-the-counter market;

•	through a combination of any such methods; or

•	through any other method permitted under applicable law.

In effecting sales, broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate. If the selling stockholders effect such transactions by selling the shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal. Underwriters may sell securities to or through dealers, and dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

If underwriters are used in a sale, the sole or lead underwriter for an underwritten resale may require us to enter an underwriting agreement with the underwriter or underwriters and the selling stockholders at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and the applicable prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, a selling stockholder or an underwriter may sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

The selling stockholders and any underwriters, brokers, dealers or agents that participate in such distribution may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, commissions or concessions received by any underwriters, brokers, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. Any selling stockholder who is an “underwriter” within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and the provisions of the Exchange Act and the rules thereunder relating to stock manipulation.

There can be no assurance that the selling stockholders will sell any or all of the common stock registered pursuant to the registration statement, of which this prospectus forms a part. Further, we cannot assure you that any selling stockholder will not transfer, devise or gift the common stock by other means not described in this prospectus. In addition, any common stock covered by this prospectus that qualifies for sale under Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than under this prospectus. The common stock covered by this prospectus may also be sold to non-U.S. persons outside the U.S. in accordance with Regulation S under the Securities Act rather than under this prospectus. In order to comply with the securities laws of some states, the shares sold in those jurisdictions may only be sold through registered or licensed brokers or dealers. In addition, in some states, the shares may not be sold unless the shares have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is complied with.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the common stock owned by them and, if the selling stockholders default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

From time to time, the selling stockholders may also transfer, pledge, donate, or assign their shares of common stock to lenders or others, and each of such persons will be deemed to be a “selling stockholder” for purposes of this prospectus. The number of shares of common stock beneficially owned by the selling stockholders will decrease as and when they takes such actions. The plan of distribution for the selling stockholders’ shares of common stock sold under this prospectus will otherwise remain unchanged, except that the transferees, pledgees, donees, and other successors will be selling stockholders hereunder. Upon being notified by a selling stockholder that a donee or pledgee intends to sell more than 500 shares, we will file a supplement to this prospectus.

Underwriters, dealers and agents who participate in the distribution of securities and their controlling persons may be entitled, under agreements that may be entered into with us, to indemnification by us and the selling stockholders against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents and their controlling persons may be required to make in respect of those liabilities.

Any underwriter may engage in stabilizing and syndicate covering transactions in accordance with Rule 104 under the Exchange Act. Rule 104 permits stabilizing bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. The underwriters may over-allot offered securities, thereby creating a short position in the underwriters’ account. Syndicate covering transactions involve purchases of offered securities in the open market after the distribution has been completed to cover syndicate short positions. Stabilizing and syndicate covering transactions may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

Each selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the common stock by the selling stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the common stock. All of the foregoing may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.

Once sold under the shelf registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

Certain matters will be passed upon for the Company by Latham & Watkins LLP, Los Angeles, California.

EXPERTS

The consolidated financial statements and schedules of Kennedy-Wilson Holdings, Inc. and subsidiaries as of December 31, 2018 and 2017, and for each of the years in the three-year period ended December 31, 2018, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2018 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, whose reports are incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement on Form S-3 with respect to the securities offered by this prospectus with the SEC in accordance with the Securities Act of 1933, as amended, or the “Securities Act,” and the rules and regulations enacted under its authority. This prospectus, which constitutes a part of the registration statement, does not contain all of the information included in the registration statement and its exhibits and schedules. Statements contained in this prospectus regarding the contents of any document referred to in this prospectus are not necessarily complete, and, in each instance, you are referred to the full text of the document that is filed or incorporated by reference as an exhibit to the registration statement. Each statement concerning a document that is filed or incorporated by reference as an exhibit should be read along with the entire document. We file annual, quarterly and current reports and other information with the SEC.

The SEC maintains an Internet website that contains reports, proxy and information statements and other information regarding issuers, such as us, that file electronically with the SEC. The SEC’s website address is http://www.sec.gov.

Our corporate website is http://www.kennedywilson.com. The information contained in, or that can be accessed through, that website is not part of this prospectus and should not be relied upon in determining whether to purchase the securities.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows information in documents that we file with the SEC to be incorporated by reference in this prospectus, which means that important information may be disclosed to you by referring you to those documents on file with the SEC. The information incorporated by reference is considered to be a part of this prospectus. The following documents of Kennedy-Wilson Holdings, Inc. are deemed to be incorporated by reference:

•	our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 1, 2019 (File No. 001-33824);

•

our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, June  30, 2019 and September 30, 2019, filed with the SEC on May 2, 2019, August 1, 2019 and October 31, 2019, respectively (File No. 001-33824);

•

our Current Reports on Form 8-K, filed with the SEC on January 24, 2019, June 12, 2019 (excluding Item 7.01 and Exhibit 99.1),  June 13, 2019,  October 18, 2019 (excluding Item  7.01 and Exhibit 99.1) and November 7, 2019 (File No. 001-33824);

•

the portions of our Proxy Statement on Schedule 14A, filed with the SEC on April 26, 2019 (File No. 001-33824), that are incorporated by reference in Part III of our Annual Report on Form 10-K for the year ended December 31, 2018; and

•

the description of Kennedy-Wilson Holdings, Inc.’s common stock incorporated by reference in the Registration Statement on Form 8-A, filed with the SEC on March 18, 2010 (File No. 001-33824), including any amendments or reports filed for purpose of updating such description.

We are also incorporating by reference any additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement. We are not, however, incorporating by reference any documents or portions thereof or exhibits thereto, whether specifically listed above or filed in the future, that are deemed to have been “furnished to,” rather than “filed” with the SEC, including our compensation committee report and performance graph included or incorporated by reference in any Annual Report on Form 10-K or proxy statement, or any information or related exhibits furnished pursuant to Items 2.02 or 7.01 of Form 8-K, or any exhibits filed pursuant to Item 9.01 of Form 8-K that are not deemed “filed” with the SEC.

Any statement in a document incorporated or deemed to be incorporated by reference in this prospectus is deemed to be modified or superseded to the extent that a statement contained in this prospectus, or in any other document subsequently filed with the SEC and incorporated by reference, modifies or supersedes that statement. If any statement is so modified or superseded, it does not constitute a part of this prospectus, except as modified or superseded.

Each person, including any beneficial owner, to whom a prospectus is delivered, is entitled to receive a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may request a copy of these filings, at no cost, by writing or telephoning KW at the following address and phone number:

Kennedy-Wilson Holdings, Inc.

151 S. El Camino Drive

Beverly Hills, CA 90212

(310) 887-6400

Attn: Senior Vice President, Deputy General Counsel and Secretary

Common Stock

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth all expenses to be paid by the registrants in connection with this offering. All dollar amounts shown are estimates.

SEC registration fee	$39,670.00
Legal fees and expenses	*
Accounting fees and expenses	*

Total	$39,670.00

*	These fees are calculated based on the number of issuances and the amount of securities offered and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

Kennedy-Wilson Holdings, Inc., is a corporation organized under the laws of the state of Delaware.

Kennedy-Wilson Holdings, Inc.’s amended and restated by-laws provides as follows:

“Article VII Indemnification of Directors and Officers

7.1 The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

7.2 The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

7.3 To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 or 2 of this Article VII, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

7.4 Any indemnification under sections 1 or 2 of this Article VII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such section. Such determination shall be made:

(a) By the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or

(b) If such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or

(c) By the stockholders.

7.5 Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Section. Such expenses (including attorneys’ fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

7.6 The indemnification and advancement of expenses provided by, or granted pursuant to the other sections of this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

7.7 The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VII.

7.8 For purposes of this Article VII, references to “the Corporation” shall include, in addition to the resulting Corporation, any constituent Corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent Corporation, or is or was serving at the request of such constituent Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article VII with respect to the resulting or surviving Corporation as he would have with respect to such constituent Corporation if its separate existence had continued.

7.9 For purposes of this Article VII, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VII.

7.10 The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

7.11 No director or officer of the Corporation shall be personally liable to the Corporation or to any stockholder of the Corporation for monetary damages for breach of fiduciary duty as a director or officer, provided that this provision shall not limit the liability of a director or officer (i) for any breach of the director’s or the officer’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director or officer derived an improper personal benefit.”

Section 145 of the DGCL concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and

references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Item 16. Exhibits

The following exhibits are included or incorporated herein by reference.

Exhibit #	Title of Exhibit	Reference

3.1	Amended and Restated Certificate of Incorporation of Kennedy-Wilson Holdings, Inc.	Incorporated by reference to Exhibit 3.1 of Kennedy-Wilson Holdings, Inc.’s current report on Form 8-K (File No. 001-33824) filed on June 19, 2014.

3.2	Amended and Restated Bylaws of Kennedy-Wilson Holdings, Inc.	Incorporated by reference to Exhibit 3.1 of Kennedy-Wilson Holdings, Inc.’s current report on Form 8-K (File No. 001-33824) filed on February 5, 2018.

3.3	Certificate of Designations Establishing the 5.75% Series A Cumulative Perpetual Convertible Preferred Stock.	Filed herewith.

4.1	Specimen Common Stock Certificate.	Incorporated by reference to Exhibit 4.4 of Kennedy-Wilson Holdings, Inc.’s Registration Statement on Form 8-A/A (File No. 001-33824) filed on November 16, 2009.

4.2	Registration Rights Agreement, dated November 7, 2019, between the registrant and the purchasers named therein.	Filed herewith.

5.1	Opinion of Latham & Watkins LLP.	Filed herewith.

23.1	Consent of KPMG LLP.	Filed herewith.

23.2	Consent of Latham & Watkins LLP.	Contained in Exhibit 5.1

24.1	Powers of Attorney.	Included as part of the signature pages hereto.

Item 17. Undertakings

(A)	Each undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrants pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities:

(B)    Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of a registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of any registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by any registrant of expenses incurred or paid by a director, officer or controlling person of any registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 12th day of December, 2019.

Kennedy-Wilson Holdings, Inc., a Delaware corporation

By:	/S/ WILLIAM J. MCMORROW
William J. McMorrow Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints William J. McMorrow and Justin Enbody as attorneys-in-fact and agents, each acting alone, with full powers of substitution to sign on such person’s behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments to this registration statement, and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection with the registration statement, with the Securities and Exchange Commission, granting to those attorneys-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done.

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of this 12th day of December, 2019.

Name	Title	Date

/S/ WILLIAM J. MCMORROW William J. McMorrow	Chief Executive Officer and Chairman (principal executive officer)	December 12, 2019

/S/ JUSTIN ENBODY Justin Enbody	Chief Financial Officer (principal financial officer and principal accounting officer)	December 12, 2019

/S/ MARY RICKS Mary Ricks	Director and President	December 12, 2019

/S/ RICHARD BOUCHER Richard Boucher	Director	December 12, 2019

/S/ TREVOR BOWEN Trevor Bowen	Director	December 12, 2019

/S/ NORMAN CREIGHTON Norman Creighton	Director	December 12, 2019

/S/ CATHY HENDRICKSON Cathy Hendrickson	Director	December 12, 2019

Name	Title	Date
/S/ DAVID A. MINELLA David A. Minella	Director	December 12, 2019

/S/ KENT MOUTON Kent Mouton	Executive Vice President, General Counsel and Director	December 12, 2019

/s/ JERRY SOLOMON Jerry Solomon	Director	December 12, 2019

/S/ JOHN TAYLOR John Taylor	Director	December 12, 2019

/S/ SANAZ ZAIMI Sanaz Zaimi	Director	December 12, 2019

/S/ STANLEY R. ZAX Stanley R. Zax	Director	December 12, 2019